EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1)
Registration Statement (Form S-8 No. 333-13773) pertaining to the Non-Plan Option Grants, 1992 Stock Option Plan, 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

2)	Registration Statement (Form S-8 No. 333-63967) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation,

3)	Registration Statement (Form S-8 No. 333-82323) pertaining to the Auco, Inc. 1994 Stock Option Plant and Non-Qualified Stock Awards and Agreements of Peerless Systems Corporation,

4)	Registration Statement (Form S-8 No. 333-57362) pertaining to the 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

5)	Registration Statement (Form S-8 No. 333- 73562) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation,

6)	Registration Statement (Form S-8 No. 333-97265) pertaining to the 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

7)	Registration Statement (Form S-8 No. 333-111000) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation, and

8)	Registration Statement (Form S-8 No. 333-129401) pertaining to the 2005 Incentive Award Plan of Peerless Systems Corporation;

of our report dated April 30, 2009, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in this Annual Report (Form l0-K) for the year ended January 31, 2009.

/s/ Ernst & Young LLP
April 30, 2009
Los Angeles, California